UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2013
RAYTHEON COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000
(Registrant’s telephone number, including area code)
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
________________________________________________________________

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2013, Raytheon Company (the “Company”) announced the election by the Company’s Board of Directors of Thomas A. Kennedy, age 57, as Executive Vice President and Chief Operating Officer of the Company, effective April 1, 2013. A copy of the press release issued by the Company regarding this matter is being furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

Item 8.01. Other

On March 25, 2013, the Company announced certain actions to consolidate its businesses to streamline operations, increase productivity and achieve stronger alignment with its customers’ priorities. The Company structure will consist of four businesses: the Intelligence, Information and Services business, resulting from the combination of the Intelligence and Information Systems and Technical Services businesses; and the Integrated Defense Systems, Missile Systems, and Space and Airborne Systems businesses, each of which will be expanded by the realignment of the former Network Centric Systems business operations. This new structure will be effective April 1, 2013. A copy of the press release issued by the Company regarding these matters is being furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

99.1    Press Release issued by Raytheon Company dated March 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    RAYTHEON COMPANY

Date: March 25, 2013                    By:__/s/ Jay B. Stephens_________________
     Jay B. Stephens
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Raytheon Company dated March 25, 2013.

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